Exhibit 21.1

List of Subsidiaries or Other Related Entities of Company

Cheniere Common Units Holding, LLC
Cheniere Corpus Christi Pipeline, L.P.
Cheniere Creole Trail Pipeline, L.P.
Cheniere Energy Investments, LLC
Cheniere Energy Operating Co., Inc.
Cheniere Energy Partners GP, LLC
Cheniere Energy Partners, L.P.
Cheniere Energy Shared Services, Inc.
Cheniere FLNG, L.P.
Cheniere FLNG-GP, LLC
Cheniere International Investments, B.V.
Cheniere LNG Holdings, LLC
Cheniere LNG International S.A.R.L.
Cheniere LNG O&M Services, LLC
Cheniere LNG Services S.A.R.L.
Cheniere LNG Terminals, Inc.
Cheniere LNG, Inc.
Cheniere Maritime Services, LLC
Cheniere Marketing, LLC
Cheniere Midstream Holdings, Inc.
Cheniere Pipeline Company
Cheniere Pipeline GP Interests, LLC
Cheniere Southern Trail GP, Inc.
Cheniere Southern Trail Pipeline, L.P.
Cheniere Subsidiary Holdings, LLC
Cheniere Supply & Marketing, Inc.
Corpus Christi LNG, LLC
Creole Trail LNG, L.P.
Frontera Pipeline, LLC
Grand Cheniere Pipeline, LLC
J&S Cheniere S.A.
Marea GP, LLC
Marea Associates, L.P.
Sabine Pass LNG, L.P.
Sabine Pass LNG-GP, Inc.
Sabine Pass LNG-LP, LLC
Sabine Pass Tug Services, LLC
Sonora Pipeline, LLC
Terranova Energia S. de R.L. de C.V.